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                                                                   EXHIBIT 10.35
                                   LAND LEASE

         This Lease is made as of the first day of September, 2000, by and between MOTIVA ENTERPRISES LLC, a Delaware limited liability company, whose mailing address for purposes of this Lease is 12700 Northborough Drive, Houston, Texas 77067, hereinafter called Lessor, and eMission Testing, Inc. whose mailing address for purposes of this Lease is 400 Colony Park, Building 104, Suite 600, Cumming, GA, 30041 hereinafter called Lessee. [Rental commencement Date 10/1/00]

                              W I T N E S S E T H


                                    ARTICLE I

         1.1 LEASED PREMISES. Subject to and upon the terms and conditions set forth herein, and in consideration of the duties, covenants and agreements of the other hereunder, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the real property designed on Exhibit "A" attached hereto (the "Leased Premises") located on a larger parcel of real property (the "Grounds") at 1807 BEAVER RUIN ROAD, NORCROSS, GA 30071 designated on Exhibit "B" attached hereto. Lessee acknowledges that there are buildings on the Grounds, in which buildings a retail sales facility is presently operated, which may include a convenience store, car wash or quick serve restaurant (collectively the "Food Mart").

         1.2 USE IN COMMON. Subject to and upon the terms and conditions set forth herein, the use and occupancy of the Leased Premises shall include a nonexclusive license for ingress and egress of vehicular and pedestrian traffic over and across the Grounds and around the pump islands located on the Grounds; provided that Lessee's use of such access shall not restrict the flow of traffic around the pump islands, ingress and egress to and from the Grounds, or otherwise interfere with the operation of the Food Mart or such pump islands.

         1.3 PARKING. Subject to and upon the terms and conditions set forth herein, Lessee is also granted the nonexclusive license to use the two parking spaces designated on Exhibit "B" for employee parking and the nonexclusive license to use other parking spaces on the Grounds, as long as Lessee's use of all such parking spaces does not impair the availability of parking for motor fuel customers or the other customers of the Food Mart.


                                   ARTICLE II

         2.1 TERM.

                  (a) Unless sooner terminated as hereinafter provided, the term of this Lease shall begin on the date set forth above ("Commencement Date") and shall end at the expiration of one (1) year following the date ("Rental Commencement Date") certain improvements hereinafter provided for are completed by Lessee, which date shall be established in writing. If

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the Rental Commencement Date has not occurred prior to the expiration of six (6)
months after the Commencement Date, then this Lease shall immediately terminate.


                  (b) Provided Lessee is not in breach of this Lease, the term of this Lease may be extended for five (5) successive periods of one (1) year, upon the same terms and conditions contained in this Lese, by Lessee's sending written notice to Lessor at least ninety (90) days prior to the expiration of the current term.

         2.2 BASE LEASE. The term of this Lease shall be subject to the condition that if Lessor is holding the Grounds under lease from a third party, which lease expires __________________ the term of this Lease shall not continue beyond the date of Lessor's tenancy. Lessor's tenancy may terminate by failure to renew or extend the term of its lease at the expiration of cancellation thereof or by a voluntary surrender of Lessor's rights, it being understood that Lessor shall have full and complete freedom to refuse to renew or extend its tenancy without the consent of Lessee, and shall be under no obligation to exercise any option it may have to renew or extend the term of any lease, under which it holds or may hold the Grounds, or to exercise any option of purchase of the Grounds which it may hold.

         2.3 LESSOR'S AND LESSEE'S RIGHT TO TERMINATE.

                  (a) Notwithstanding any other provisions of this Lease, Lessor shall have the right to terminate the Lease, in its sole discretion, at any time after the Rental Commencement Date, upon ninety (90) days' written notice to either.

                  (b) [OMITTED]



                                   ARTICLE III

         3.1 RENTAL.

                  (a) In consideration for the lease herein provided, Lessee agrees to pay Lessor each month as "Rent" an amount equivalent to EIGHTEEN HUNDRED DOLLARS ($1,800) per month. The Rent shall be paid on or before the 5th day of each month for sales made during the previous month and shall be prorated for any portion of a month. All of the rental payments shall be payable without notice or demand and without setoff, by Lessee to Lessor at 12700 Northborough, Houston, Texas 77067, or, if Lessor so designates, via Lessor's Electronic Fund Transfer (EFT) system, or any other place or method as Lessor in its sole discretion may designate by written notice to Lessee from time to time.

                  (b) [OMITTED]


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                                   ARTICLE IV

         4.1 CONDITIONS PRECEDENT - RIGHT TO TERMINATE:

                  (a) Lessee will have the right to terminate if the following conditions precedent ("Conditions Precedent") are not satisfied:

                           i. PERMITS: Lessee has entered into this Lease with
the expectation of obtaining, after the expiration of all applicable appeal periods, variances, special use permits, licenses, permissions or other authorizations (collectively called "Permits") necessary for the construction and operation of an auto emission testing facility (including, without limitation, curb cuts in connection with such facility deemed necessary or desirable by Lessee).

                           Lessee agrees to apply for permits without
unreasonable delay after the last execution of this Lease.

                           Lessor agrees to cooperate with Lessee, at no cost to
Lessor, in the pursuit of the Permits required for the construction and operation of Lessee's facility.

                           ii. EVIDENCE OF TITLE: Within thirty (30) days from
the date of last execution of this Lessee, Lessee may apply for leasehold title insurance. If the report on title, title binder or commitment discloses any conditions, restrictions, liens, encumbrances, easements or covenants which, in Lessee's reasonable opinion, would affect Lessee's use and enjoyment of the Leased Premises, following thirty (30) days from the date Lessee notifies Lessor of such defects Lessor shall have the right but not the obligation to make a good faith effort to cure such defects and to furnish a title report, binder or commitment showing such defects cured or removed. If such defects in title are not so cured within thirty (30) days, Lessee may, as its sole option, terminate this Lease.

                           iii. SURVEY: Lessee may order a current certified
topographical survey by a licensed surveyor within thirty(30) days from the date of last execution of this Lease.

If the survey discloses unsuitable or interfering easements party wall agreements or encroachments, or that the location, area, dimensions or shape of the Leased Premises are not suitable for Lessee's facility, in Lessee's reasonable opinion, the Lessee shall have the right, as its sole remedy, to terminate this Lease and declare it null and void and of no further force and effect.

Lessor grants to Lessee, its agents and contractors, the right to enter upon the Leased Premises to make the soil tests and surveys, provided that Lessee and said agents and contractors (1) first provide Motiva with a certificate of insurance evidencing coverage in form and substance acceptable to Motiva, and
(2) indemnify, defend and hold harmless Motiva from any damages, claims, liabilities, penalties, costs and expenses (including attorney's fees) (collectively, "Damages") arising from any such entry, soil tests and surveys.


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                           iv. ENVIRONMENTAL MATTERS:

                                    (1) Lessee shall have the option, at its own
cost and expense, to conduct environmental, engineering, and/or other test or formal inspections of its own on the Leased Premises, subject to the following conditions: (1) Lessee shall indemnify, defend and hold Lessor harmless from any Damages arising from entry onto the Demised Premises and any such environmental, engineering and/or other test, (2) Lessee and its agents and contractors shall first provide Lessor with a certificate of insurance evidencing coverage in form and substance acceptable to Lessor, and (3) Lessee shall promptly furnish Lessor with a copy of any testing or other reports that Lessee obtains in connection with such testing or inspection.

                                    (2) Lessor agrees to indemnify and save
Lessee and its successors and assigns harmless form any and all liability or loss Lessee and its successors and assigns may sustain as a result of any claim, demand, cost, liability, or judgment, including court costs or attorney's fees, arising out of the condition of the Leased Premises as it relates to petroleum hydrocarbon environmental contamination, except for those claims that may result from actions of Lessee, its employees, agents or contractors.

                           v. UTILITIES: If the water and gas mains, telephone
lines, electric power line, and sanitary and storm sewers are not located, available and adequate for Lessee's intended use, then Lessee, as its sole remedy, may declare this Lease to be null and void and of no further force and effect.

                           vi. ZONING: Lessee, shall, if necessary, use its good
faith efforts to obtain the approval of all public and governmental authorities as to all matters relating to zoning, subdivision, lot splits, lot ties, replats or similar requirements for use of the Leased Premises in accordance with Lessee's plans and specifications. Lessee agrees to pay the expense in application and engineering and other incidental costs relating to such approval or the recordation of a final parcel map or plat. Lessor may, at its sole discretion, dedicate or grant easements for public ways or pay for improvements located off the Leased Premises required as a condition for approval and recordation of the final parcel map or subdivision plat.

                           Lessee or Lessor may (but shall not be obligated to)
terminate this Lease if the Condition Precedent set forth about are not satisfied within one hundred twenty (120) days after the execution of this Agreement. If Lessor elects to terminate this Lease pursuant to this paragraph, Lessee shall have ten (10) days after receiving Lessor's written notice of termination to waive, in writing, the Conditions Precedent, or this Lease will terminate and be of no further force and effect ten (10) days after Lessee receipt of Lessor's notice.

         4.2 CONSTRUCTION OF FACILITY. Lessee hereby covenants and agrees to construct or cause to be constructed at Lessee's sole expense upon the Leased Premises a modern facility which will be completed in accordance with the plans and specifications furnished by Lessee and incorporated herein as Exhibit "C". [Lessor To Remove Car Wash equipment.]


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                  Lessee agrees, at Lessee's expense, to make application for and to secure the necessary permits for erection and operation of the facility to be constructed on the Leased Premises. Lessor agrees to reasonably cooperate with Lessee in securing said permits, but all expenses shall be borne by Lessee.

                  All improvements shall be in compliance with the Americans with Disabilities Act, the regulations thereunder and similar state laws (collectively, "ADA"). As between Lessor and Lessee, with respect to the Leased Premises Lessee shall be responsible for compliance with the ADA.

                  In the event Lessee fails to complete construction of the facility within 120 days from commencement, Lessor may, in its sole discretion, terminate this Lease and consider any improvements in process shall be deemed to be abandoned by Lessee. Lessor may then, at its sole discretion, complete the improvements for its own account with no further obligation to Lessee, or demolish and remove the incomplete improvements.

         4.3 PERMITTED USE. The Leased Premises are to be used by Lessee solely for the purposes of constructing and operating an automobile emission testing facility as provided herein. Without limiting the generality of the foregoing, Lessee shall not (i) sell gasoline, motor oil, beer, wine or liquor; or (ii) use the Leased Premises for any unlawful or offensive purpose.

         4.4 Signs. Lessee shall be entitled to install such exterior signs as are set forth on Exhibit "D", provided that the installation of such signs shall in no way affect the allowable exterior square footage of signs permitted at the service station and Food Mart. Any other exterior signs of Lessee must be approved in writing by Lessor prior to installation, however, Lessor's approval will not be unreasonably withheld.



                                    ARTICLE V

         5.1 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" by Lessee under this Lease:

         a) The failure of Lessee to make any rental payment due Lessor under the terms of this Lease or of any other amount owed by Lessee to Lessor; or

         b) If any attachment, garnishment, execution or other legal process or proceeding is levied or begun by anyone other than Lessor against or involving the Leased Premises; or

         c) If Lessee assigns this Lease or sublets the Leased Premises, or attempts to do so, or suffers any lien to attach to Lessor's fee interest in the Leased Premises or the Grounds; or

         d) If Lessee dies or, if Lessee is a partnership, the partnership terminates, or, if Lessee is a corporation, liquidation or dissolution proceedings are begun; or

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         e) The failure of Lessee to fulfill or perform any other covenant or obligation contained in this Lease, which failure or nonperformance continues for a period of ten (10) days after written notice thereof has been given by Lessor to Lessee; provided, however, that if Lessee commences to correct any such failure or nonperformance within such ten (10) day period and thereafter diligently continues to endeavor to correct the same but the same cannot be fully corrected within such ten (10) day period for reasons other than the inability of Lessee to pay money, then such failure or nonperformance shall not constitute an "Event of Default" so long as Lessee is diligently continuing the work of correcting the same.

         5.2 REMEDIES. Upon occurrence of any Event of Default, as enumerated above, the improvements on the Leased Premises shall remain on the Leased Premises and become the property of Lessor at no additional cost. Further in addition to all other remedies and courses of action now or hereafter provided by law, Lessor may reenter the Leased Premises and remove all persons and personal property, trade fixtures, equipment and signage therefrom, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee, all without service or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Lessee shall promptly reimburse Lessor for all costs and expenses associated with such removal.

         5.3 REENTRY. Should Lessor elect to reenter, as provided above, or should Lessor take possession of the Leased premises pursuant to legal proceedings or pursuant to any notice provided by law, Lessor may elect to terminate this Lease, or elect to make from time to time thereafter such alterations and repairs as may be necessary in order to relet the Leased Premises, and Lessor may relet the Leased Premises or any part thereof for such term or terms as for such rental or rentals and upon such other agreements and conditions as Lessor in its sole discretion may deem advisable; and upon such reletting, all rentals actually received by Lessor from such reletting shall be applied, first, to the payment of any sum other than rental due and unpaid hereunder; second, to the payment of any cost and expense of reletting, including brokerage fees, attorney's fees and the cost of alterations and repairs, third, to the payment of any rental due hereunder and unpaid; and finally, the residue, if any, shall be held b Lessor and applied in payment of future rent, as the same may become due and payable hereunder. If such rentals received form such reletting during any month be less than that agreed to be paid hereunder by Lessee during that month, Lessee shall pay any such deficiency to Lessor upon notice thereof from Lessor. No such reentry shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination be decreed by a court of competent jurisdiction.

         5.4 TERMINATION. Notwithstanding any prior election not to terminate this Lease, Lessor may at any time subsequent to such reentry elect to terminate this Lease on account of such previous breach, and in the event of any such termination, whether subsequent to reentry or contemporaneous therewith, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages incurred by reason of such breach, including reasonable attorney's fees and actual costs incurred in recovering possession of the Leased Premises, and including a sum equal to the amount of rental reserved in this Lease for the remainder of the term of this Lease, all of which amounts shall be immediately due and payable from Lessee to Lessor.


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                                   ARTICLE VI

         6.1 ASSIGNMENT AND SUBLETTING. This Lease shall not be assigned, in whole or part, by operation of law or otherwise, nor any portion of the Leased Premises subleased without the prior written consent of Lessor which shall not be unreasonably withheld. In the event of any assignment of sublease, Lessee agrees that any monthly rent paid by the assignee or sublessee that exceeds the monthly rent due under this Lease shall be for the account of Lessor and shall be promptly paid to Lessor.

         6.2 CONDITION OF PREMISES. Lessor makes no warranties or representations expressed or implied, with respect to the present condition of the Leased Premises nor its suitability for Lessee's permitted use, and Lessee has caused said Leased Premises to be inspected and accepts same "as is" in its present condition and sate of repair.

         6.3 INDEMNIFICATION:

               A. DEFINITION:

                    1. "INDEMNIFIED PARTY" OR "INDEMNIFIED PARTIES" MEANS LESSOR, ITS PARTNERS, AFFILIATE AND SUBSIDIARY COMPANIES, AND THE RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE FOREGOING.

                    2. "DAMAGES" MEANS ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, DAMAGES, LIABILITIES, FINES, PENALTIES, ASSESSMENTS, ENVIRONMENTAL RESPONSIBILITY COSTS OR INJUNCTIVE OBLIGATIONS, JUDGEMENTS, LOSSES AND EXPENSES (INCLUDING WITHOUT LIMITATION EXPENSES, COSTS OR ATTORNEY'S FEES INCURRED FOR ANY INDEMNIFIED PARTY'S PRIMARY DEFENSE OR FOR ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS).



              B. LESSEE, SUBJECT TO SECTION 4.1(A)(IV)(2) BUT OTHERWISE TO THE MAXIMUM EXTENT PERMITTED BY LAW, SHALL DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS INDEMNIFIED PARTIES FROM AND AGAINST ANY DAMAGES (INCLUDING, WITHOUT LIMITATION DAMAGES RESULTING FROM PERSONAL INJURY, DEATH, PROPERTY DAMAGE, MONETARY DAMAGES, OR CONTRACTUAL BREACH) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY ON ACCOUNT OF, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THE LESSEE'S USE OF THE PREMISES, INCLUDING DAMAGES CAUSED BY OR ATTRIBUTABLE TO:

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               1.   (i) THE SOLE NEGLIGENCE OF LESSEE, ITS CONTRACTORS, INVITEES
                    OR SUPPLIERS (INCLUDING WITHOUT LIMITATION THE RESPECTIVE EMPLOYEES OR AGENTS OF THE FOREGOING); (ii) THE CONCURRENT
                    OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PARTY, LESSEE, ITS CONTRACTORS, INVITEES OR SUPPLIERS, OR THIRD PARTIES (INCLUDING WITHOUT LIMITATION THE RESPECTIVE EMPLOYEES OR AGENTS OF THE FOREGOING); OR (iii) WHERE LIABILITY WITH OR WITHOUT FAULT IS STRICTLY IMPOSED BY OPERATION OF LAW, OR

               2. ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT OF LESSEE CONTAINED HEREIN.



         C. THOSE MATTERS WHICH ARE DETERMINED BY A FINAL NONAPPEALABLE JUDGMENT TO BE A RESULT OF THE SOLE NEGLIGENCE OR FAULT OF AN INDEMNIFIED PARTY AND OT CAUSED OR CONTRIBUTED TO BY THE NEGLIGENCE OR FAULT OF LESSEE, ITS CONTRACTORS, SUPPLIERS, INVITEES, OR THIRD PARTIES, SHALL BE EXCLUDED FROM LESSEE'S DUTY TO INDEMNIFY THE INDEMNIFIED PARTIES, HOWEVER, IT IS THE INTENTION OF THE PARTIES THAT THE INDEMNITY OBLIGATIONS OF LESSEE ARE WITHOUT REGARD TO WHETHER THE NEGLIGENCE, GROSS NEGLIGENCE, FAULT OR STRICT LIABILITY OF AN INDEMNIFIED PARTY IS A CONCURRENT OR CONTRIBUTORY FACTOR, AND SUCH OBLIGATIONS ARE INTENDED TO PROTECT THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE, GROSS NEGLIGENCE, FAULT OR STRICT LIABILITY. LESSOR EXPRESSLY RESERVES THE RIGHT TO PARTICIPATE IN ITS DEFENSE WITH COUNSEL OF ITS OWN CHOOSING. LESSEE'S INDEMNITY OBLIGATIONS SHALL SURVIVE THE EXPIRATION, TERMINATION OR NONRENEWAL OF THIS LEASE.


         D. LESSEE SHALL DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES AGAINST ALL LIENS, CLAIMS AND DEMANDS (INCLUDING WITHOUT LIMITATION EXPENSES, COSTS OR ATTORNEY'S FEES INCURRED FOR ANY INDEMNIFIED PARTY'S PRIMARY DEFENSE OR FOR ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS) WHICH ARISE IN CONNECTION WITH THE LEASE OR LESSEE'S USE OF THE PREMISES AND, UPON REQUEST BY LESSOR, LESSEE SHALL FURNISH LESSOR WITH ANY AFFIDAVITS, RECEIPTS, WAIVERS, RELEASES, STATEMENTS, OR OTHER EVIDENCE THAT LESSOR MAY REQUIRE TO SATISFY ITSELF THAT ALL SUCH CLAIMS, LIENS OR DEMANDS HAVE BEEN PAID AND DISCHARGED.


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LESSEE'S INDEMNITY OBLIGATIONS SHALL NOT LIMIT AND SHALL NOT BE LIMITED BY THE
INSURANCE COVERAGES (INCLUDING WITHOUT LIMITATION LESSOR'S ADDITIONAL INSURED STATUS) SET FORTH HEREIN.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, THIS SECTION 6.3 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

         6.4 INSURANCE AND FINANCIAL COMPLIANCE REQUIREMENTS.

                  (a) Lessee s hall maintain, at its sole cost, at all times during the term of this Lease and any extensions, the following insurance coverage and financial guarantees with providers satisfactory to Lessor with limits not less than but not limited to those limits set forth below (the "Insurance"):

                  1. Commercial General Liability insurance amended or Comprehensive General Liability insurance with Broad Form CGL endorsement with limits of not less than $1,000,000 each occurrence and $1,000,000 general aggregate. Limits in excess of $1,000,000 may be provided by Excess Liability or Umbrella Liability coverage.

                  2. Business Automobile Liability covering all vehicles used in the operations of Lessee with limits of not less than: Bodily injury $1,000,000 each person, $1,000,000 each accident; Property damage $1,000,000; or a combined Single Limit of $1,000,000 for bodily injury and property damage, such policy to be endorsed with MCS-90 when hazardous material transportation is involved.

                  3. Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of Lessee.

                  4. Employer's Liability Insurance protecting Lessee against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $500,000 each accident, $500,000 Disease-Policy Limit; $500,000 Disease -each employee.

                  5. If Lessee owns, leases or operates underground storage tank systems (as defined in applicable federal and state laws and regulations, and hereinafter referred to as ("UST's"), Lessee shall comply with all applicable federal, state and local laws, regulations and ordinances governing UST's (hereinafter referred to as "Laws"), including but not limited to financial responsibility requirements for such Laws and UST's through mechanisms provided for in said Laws such as, by the way of example, guarantees, surety bonds, insurance and state reimbursement funds.

                  6. Garage Insurance with limits of not less than $1,00,000 each occurrence and Garagekeepers Legal Liability Insurance with a limit of not less than $50,000 each occurrence. (Only required for lessess engaged in automotive repairs).


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         In accordance with the law, Insurance policies shall provide a waiver of subrogation in favor of Lessor, allow for the separation of insures and give written notice of cancellation or material change. Notice of cancellation or change shall not affect the Insurance until thirty (30) days after written notice is received by Lessor. Any deductible or detention of insurance risks shall be for the Lessee's account.

         (b) The insurance acquired in this section and each certificate evidencing the Insurance issued to Lessee shall name Lessor (and its affiliates to the extent of their interest in Lessor) an additional insured (except for Sections 6.4(a) 2, 3, 3 and 5) without regard to the allocation of liability provisions contained in this Lease, to the extent of any claim, loss or liability within the scope of the required insurance. It is the intention of the parties that the status of Lessor (and its affiliates to the extent of their interest in Lessor) as an additional insured shall not be limited. Lessee shall secure from its companies, for all required insurance (except for Sections 6.4
(a) 2, 3, 4 and 5) an additional insured endorsement, with terms equivalent to the attached Exhibit E.

         (c) Failure of Lessee to provide certificates evidencing the requirements in or purchase insurance coverage in compliance with this section shall not relieve Lessee of its obligation in this section. Failure of Lessee to comply with this section shall constitute a breach of this Lease, and Lessor shall have the right, in addition to any other rights, to cancel and terminate this Lease without further cost to Lessor.

                                   ARTICLE VII

         7.1 UTILITIES. Lessor shall at Lessor's sole cost and expense, and subject to the conditions and limitations of this Lease, secure and pay for all desired public utility service to the Leased Premises.

         7.2 MAINTENANCE; ALTERNATIONS.

                  (a) Lessee shall, at Lessee's sole cost and expense, maintain the entire Leased Premises, inside and out, including all equipment, personal property and fixtures covered by this Lease, in good repair and in a clean, safe, sanitary, operative, and orderly condition during the term of this Lease. The maintenance responsibilities of Lessee shall include, but shall not be limited to, necessary repair, maintenance and other appropriate action in connection with the following:

                           (i) Building: replace any broken or cracked windows, light fixtures and bulbs, broken doors or door hardware, damage to building siding or facia, repaint as needed. Building interior including all public places shall be kept in clean, safe and healthful manner.

                           (ii) Exterior: Lessee shall, on a routine basis, maintain all driveways, shrubs, grass, and curbing to the same level of standards exhibited by Lessor on the Grounds. There shall not be stored upon the Lease Premises


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

                          at any time any junk, used equipment or assessor or automobiles other than those currently being survives.

                  (b) In the event of Lessee's failure top repair or maintain the Leased Premises, after receiving written notice from Lessor, Lessor may make, or cause to be made, the necessary repairs or maintenance. Lessor in such event may charge Lessee for the cost of such repairs or maintenance. Lessee agrees to pay such charges within thirty (30) days of invoice date.

                  (c) Lessee shall not erect any improvements on Leased Premises or make any changes, alterations or additions thereto, other than a s herein provided, without the written consent of Lessor.

         7.3 COMPLIANCE WITH LAW. Lessee represents and warrants to Lessor that Lessee currently (i) has all necessary licenses, permits and/or other authorizations (including those related to environmental, health or safety matters) required for Lessee's permitted use, accompany and operations of the Leased Premises and the Grounds; and (ii) is in compliance with all laws, statutes, ordinances, rules, regulations, orders, decisions and decrees of any federal, state or local governmental authority, including without limitation, those related to protection or pollution of the environment, health, safety, storage, handling or disposal of wastes, or air, soil (surface and subsurface) or water pollution or contamination (collectively "Laws and Regulations") currently applicable to Lessee or its operations. Lessee shall, at Lessee's sole cost and expense, (I) obtain and maintain in full force and effect all nec3essary licenses, permits and/or other authorizations (including those related to environmental, health or safety matters) required for Lessee's permitted use, occupancy and operation of the Leased Premises and the Grounds, during the term of this Lease and any extensions or renewals thereof; and (ii) fully comply with, or cause to be complied with, all Laws and Regulations applicable to Lessee, its use, occupancy or operations of the leased Premises or the Grounds, or any of its other operations, during the term of this Lease any extensions or renewals thereof. If there are or will be one or more underground storage tanks on the Leased Premises, Lessee covenants that it will comply with all provisions of this Section 7.3 with respect to such tank(s).

         7.4 CERTAIN ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. If Lessee's use of the Leased Premises will include the handling and disposing of substances considered to be environmental contaminants, Lessee hereby specifically agrees to collect any and all hazardous substances, as defined or regulated in any environmental law, regulations, statute or ordinance, generated, used, handled or stores on the Leased Premises by Lessee, its business or customers, and properly dispose of same according to all applicable Laws and Regulations. Lessee shall not permit the discharge or release of any waste, pollutant, contaminant or hazardous or toxic material, substances or waster, including, without limitation, used oil and battery aid or fluids, on, in, or into the Leased Premises or the Grounds. Lessee shall immediately notify Lessor of any such discharge or release and will fully remediate any contamination associated with such discharge or release as required by applicable Laws and Regulations and to the reasonable satisfaction of Lessor.


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

         7.5 SURRENDER; ABANDONMENT. Upon the termination of this Lease, for any reason, Lessee shall peaceably and quietly leave and surrender the Leased Premises unto Lessor. Subject to Section 2.3 and Article V, Lessor shall have the option, at its sole discretion, of requiring Lessee to surrender the improvements on the Leased Premises, or to remove the improvements. If Lessor requires Lessee to surrender the improvements, Lessee shall at the termination of this Lease, remove all of its personal property, trade fixtures, signage and equipment at Lessee's sole costs and expense and surrender the improvements in good condition, less reasonable wear and tear. If Lessor requires Lessee to remove the improvements, then Lessee at Lessee's sole cost and expense and no later than thirty (30) days after termination of this Lease, shall cause all of the Lessee's personal property, trade fixtures, signage and equipment placed by Lessee on the Leased Premises to be removed and the building to be removed and the Leased Premises restored to its condition as it existed at the commencement of this Lease. In the event Lessee shall fail to comply with the above requirements within the time provided, Lessor shall have the right, for Lessee's account and Lessee's sole cost and expense, to remove said personal property, trade fixtures, signage and equipment and improvements if applicable and dispose is in any manner it shall deem property, free and clear of all claims and interest of Lessee, and to cause the Leased Premises to be restored.

         Should the Lessee for any reason abandon the Leased Premises or improvements at any time during the term of this Lease or any extension thereof, Lessee shall forfeit any right or title to the improvements and this Lease shall become null and void, however, Lessor shall be entitled to any rentals due under this Lease and reimbursement by Lessee of any costs associated with demolitions and restoration of the Leased Premises should Lessor elect to remove the improvements.

         7.7 EMINENT DOMAIN. In the event of any taking or damaging during the term hereof of all or any part of the Leased Premises or any interest therein by reason of any exercise of the power of eminent domain, whether by condemnation proceeding or otherwise, or of any voluntary transfer (the right to make the same being hereby reserved to Lessor without liability of any sort or nature to Lessee) of all or any part of the Leased Premises or any interest therein made in lieu or avoidance of any exercise of the power of eminent domain (any such taking, damaging or transfer being hereinafter referred to as an "appropriation"), if all of the Lease Premises are taken, this Lease, if no sooner terminated under other provisions hereof, shall automatically terminate by limitation and be of no further force or effect as of the date the Leased Premises are actually physically occupied by the condemnor. In the event of an appropriation of less than all of the Leased Premises, and by reason thereof Lessee's permitted use of the Leased Premises is materially interfered with, either party may terminate this Lease by written notice thereof to the other party within thirty (30) days after such partial taking. In the event this Lease is not so terminated by reason of an appropriation of less than all of the Leased Premises, such appropriation shall not alter, impair or otherwise affect, in any way, the liability of Lessee to pay the full rental and to perform all of the covenants and comply with all of the conditions contained in this Lease. All sums awarded or agreed upon between Lessor and the condemning authority for the taking of the interest of Lessor, whether as damages or as compensation, will be the property of Lessor. All sums awarded or agreed between the Lessee and the condemning authority for the taking of the interest of the Lessee whether as damages or as compensation will be the property of Lessee; provided that any portion of an award that if

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

paid to Lessee, would reduce or diminish the total award otherwise paid to Lessor, shall instead be paid to Lessor.

         7.8 CASUALTY. If at any time during the term of this Lease the Leased Premises shall be damaged or destroyed by fire or other casualty, then Lessor shall have the election to terminate this Lease or to require the Lessee to repair and reconstruct the Leased Premises to the condition in which it existed immediately prior to such damage or destruction. If Lessor has elected to require the Lessee to repair and restore the Leased Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter. Rental shall not abate during any period that the Leased Premises are unfit for use by Lessee. In the event that this Lease is terminated as herein permitted, Lessor shall refund to Lessee the Prepaid rent (unaccured as of the date of damage or destruction) less any sum then owing Lessor by Lessee.

         7.9 RIGHT OF ENTRY. Lessor, its agents and representatives, shall have the right to enter upon the Leased Premises at such times as Lessor may deem necessary to inspect same for compliance with this Lease. Lessor, its agents, representatives, employees, invitees and licensees shall also have a right of entry over and across the Leased Premises in connection with operating and patronizing the businesses operated on the Leased Premises and the Grounds.

         7.10. TAXES. Lessor shall pay all real property taxes and assessments that may be levied by any lawful taxing authority against the Leased Premises. However, should any taxing authority include in such taxes the value of Lessee's improvements, machinery, equipment, fixtures, inventory or other personal property assets or business operations, the Lessee shall be responsible for paying such taxes attributable to such items. Any taxes shall be prorated for years partially within the term of this Lease.

         7.11 FIRST OFFER. In the event that, at the termination of this Lease,
(i) Lessee is not in default, (ii) Lessor intends to lease the Leased Premises to another person or entity, and (iii) the material terms of the succeeding lease have been agreed to by the parties, then Lessor shall offer to Lessee for a period of thirty (30) days the right to lease the Leased Premises on the same terms and conditions as those in the proposed succeeding lease.

         7.12 HEALTH AND SAFETY INFORMATION.

                  (a) Pursuant to the OSHA Hazard Communication Standard ("HCS") 29 CFR 1910.1200, Lessee and its employees are advised of the Material Safety Data Sheets ("MSDS") for the location and the Food Mart's Hazard Communication Plan ("Plan"). The Food Mart manager can advise you of the MSDSs and Plan's location.

                  (b) The MSDS's and Plan advise Lessee of (i) the hazards which may be present, including but not limited to the flammability of Texaco products, and the eye or skin irritation which may be associated with various products in use at the location; (ii) how to protect themselves from these potential hazards during normal operating conditions and in foreseeable emergencies, and (iii) how the location labels containers contemning hazardous chemicals which do not display a manufacturer's label.

                  (c) Lessee must provide a current and complete MSDS for any hazardous chemical(s) it brings onto the Grounds. The MSDS's must be provided to the Food Mart manager, BEFORE the hazardous chemical(s) is brought onto the Grounds. Lessee shall not leave or dispose of any hazardous chemical(s), including their empty containers, on the Grounds overnight unless Lessor provides prior written approval of such items.

                  (d) Prior to starting any work, Lessee is responsible for its employees and agents becoming aware of all potential hazards and taking the necessary precautionary measures. Precautionary measures include, but are not limited to the use of appropriate personal protective equipment, such as suitable gloves, eye protection, as may be appropriate.

         7.12 SUBSTANCE ABUSE. Lessee shall have in effect before commencing operations on the Leased Premises a comprehensive substance abuse program for Lessee's employees working on the Leased Premises. Lessee further agrees that its substance abuse program shall, consistent with federal, state and local law, subject to its employees (i) to rules of conduct relating to substance abuse;
(ii) to reemployment drug screening and to substance abuse search and drug/alcohol testing procedures; and (iii) to removal from the Leased Premises if they fail to comply with Lessee's substance abuse program.

         7.13 TRADE FIXTURES, MACHINERY AND EQUIPMENT. Lessor agrees that all trade fixtures, machinery leased, equipment, furniture or other personal property of whatever kind and nature kept or installed in the Leased Premises by Lessee shall not become the property of Lessor or a part of the realty, and may be removed by Lessee. Lessor shall execute and deliver a landlord's lien waiver, in form and substance acceptable to Lessor, setting forth that Lessor waives its lien, claim, interest or right superior of that of vendors, lessors, chattel mortgagees or owners. Lessor shall further acknowledge that property covered by such waiver is personal property and is not to become a part of the realty, and that such property may be removed from the Leased Premises by the vendors, lessors, chattel mortgages or owner upon default by the Lessee in the terms of any financing of such property, free and clear of any claim or lien of Lessor. If any such personal property is removed from the Leased Premises, Lessee shall repair any damage done by the removal of these items.

                                  ARTICLE VIII

         8.1 NOTICES. Notices from Lessee to Lessor shall be effective when received if personally delivered to Lessor, or three days after being placed in the United States mail, postage prepaid, addressed to the Lessor at the address shown in the preamble to this lease or such other address as may be designated by Lessor. Notices from the Lessor to the Lessee shall be effective three days after being placed in the United States mail, postage prepaid, addressed to Lessee's place of business as shown in this lease. Addresses for notices may be changed upon written notification to the other party.

         8.2 HOLDOVER. Upon the termination of this Lease, any subsequent holdover by lessee with the consent of Lessor shall not, in the absence of a written agreement to the contrary, create a tenancy for a term in excess of month to month. Any holdover, regardless of its duration, in the absence of a written agreement to the contrary, shall be subject to all of the other terms, and conditions of this Lease.


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

         8.3 WAIVER. It is agreed that the waiver by Lessor of any breach of any covenant, condition or stipulation contained herein shall not be considered to be a waiver of any subsequent breach of the same or any other covenant, condition or stipulation of this Lease nor affect or prejudice any of Lessor's rights or remedies hereunder.

         8.4 ENTIRE AGREEMENT. No prior stipulation, agreement or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in the provisions of this Lease.

         8.5 NOT BINDING ON LESSOR. This Lease shall not be binding on Lessor until a copy thereof, executed by a duly authorized officer or employee of Lessor, has been delivered to Lessee.

         8.6 SURVIVAL. Any representation, warranty, covenant or agreement contained herein which contemplates performance after the expiration or termination of this Lease shall be deemed to survive such expiration or termination.

         8.7 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the state in which the Leased Premises is situated, without regard to the conflicts of laws principles thereof.

         8.8 MODIFICATIONS. No variations, modifications or amendments to this Lease shall be binding upon any party hereto unless in written form executed by both parties hereto.

         8.9 HEADINGS. The headings, paragraph numbers and article numbers appearing in this Lease are inserted for convenience only and in no way define, limit, construe or describe the scope or intent of such paragraphs or article, nor in anyway affect this Lease.

         8.10 SEVERABILITY. If any provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision, covenant or condition to persons or circumstances other than those as to which held invalid or unenforceable, shall not be affected thereby and each provision, covenants or condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         8.11 CUMULATIVE PROVISIONS. All representations, warranties, covenants and obligations of Lessee under this Lease, and all terms and conditions set forth in this Lease, are cumulative of, in addition to, and not in limitation of each other. All rights and remedies of Lessor under this Lease re cumulative of, in addition to, and not in limitation of each other.

         8.12 FOOD MART. Any reference herein to the Food Mart shall include future expansions of, and future operations in, the Food Mart.

         8.13 SUBORDINATION. This Lease is subject to all covenants and restrictions contained in any deed or lease conveying or leasing the Leased Premises to lessor, and is made subject to all other deed restrictions, zoning laws, easements and encumbrances.

         8.14 MEMORANDUM OF LEASE. Upon the request of either party, Lessor and Lessee agree to execute, acknowledge and record a short from Memorandum of Lease. The cost of all documentary stamps, conveyancing or transfer taxes and recording fees shall be paid for by the party requesting recording.

         EXECUTED as of the date set forth above.

                                     LESSOR:

                                     MOTIVA ENTERPRISES LLC

                                     By: /s/ Laura D. Stysinger
                                        ------------------------------
                                     Name:  Laura D. Stysinger
                                            --------------------------
                                     Title: Attorney in Fact
                                            --------------------------


                                     LESSEE:

                                     EMISSIONS TESTING, INC.


                                     By: /s/ Karen Vickers
                                        ------------------------------
                                     Name: Karen Vickers
                                           ---------------------------
                                     Title: Controller
                                           ---------------------------




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